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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Members
ASTROLINK International LLC

We consent to incorporation by reference in the registration statements (Nos. 333-18167, 333-35454 and 333-48770) on Form S-8 of Liberty Satellite &
Technology, Inc. of our report relating to the consolidated balance sheets of ASTROLINK International LLC and subsidiaries (a development stage limited liability company) as of December 31, 1999 and 2000, and the related consolidated statements of operations, members' equity and cash flows for the period from January 1, 1999 through April 21, 1999 (Predecessor period), the period from April 22, 1999 (date of inception) through December 31, 1999, the year ended December 31, 2000, and for the period from April 22, 1999 (date of inception) through December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Liberty Satellite & Technology, Inc.

                                          KPMG LLP

McLean, Virginia
March 29, 2001